UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 24, 2014

FRANCESCA’S HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35239	20-8874704
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8760 Clay Road Houston, TX	77080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (713) 864-1358

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with a restructuring of management, Theresa Backes, President and Chief Operating Officer of Francesca’s Holdings Corporation (“Holdings”) and Francesca’s Collections, Inc. (“Francesca’s” and, together with Holdings, the “Company”), will be leaving the Company effective January 27, 2014.

On January 24, 2014, the Company’s Board of Directors appointed Neill P. Davis, Holdings’ and Francesca's current Chief Executive Officer, to the additional title of President of Holdings and Francesca's, effective as of January 27, 2014. From and after the effective date, Mr. Davis will hold dual titles of President and Chief Executive Officer. Mr. Davis’ compensation arrangements have not been changed in connection with his appointment to such additional title.

The Company will not replace the Chief Operating Officer position and will realign these responsibilities among Mr. Davis and the Company's other existing executive officers.

Item 7.01. Regulation FD Disclosure

The Company issued a press release on January 27, 2014 announcing the management change described in Item 5.02 of this Form 8-K. A copy of such press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release issued by Francesca’s Holdings Corporation on January 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Date: January 27, 2014	By:	/s/ Kal Malik
Kal Malik
Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Francesca’s Holdings Corporation on January 27, 2014.